Exhibit (5)(a)
MANAGEMENT AGREEMENT

	Agreement, made this 16th day of December, 1994 between The Gabelli Money Market Funds, a Delaware business trust (the "Trust"), and Gabelli Funds, Inc., a New York corporation (the "Manager"). This Agreement shall not become effective as to any Series (as hereafter defined) unless the shareholders of such Series approve this Agreement.

W I T N E S S E T H

	WHEREAS, the Trust operates as a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), for the purpose of investing and reinvesting the assets of its one or more series of shares (each a "Series," each of which is listed in Appendix A hereto as it may be amended from time to time) in securities pursuant to investment objectives and policies as set forth more fully in its Declaration of Trust, its By-Laws and its Registration Statement (each as hereafter defined) as amended and supplemented from time to time; and

	WHEREAS, the Trust desires to retain the Manager to render or contract to obtain as hereinafter provided investment advisory services to the Trust and the Trust also desires to avail itself of the facilities available to the Manager with respect to the administration of its day to day business affairs, and the Manager is willing to render such investment advisory and administrative services;

	NOW, THEREFORE, the parties agree as follows:

	1.	The Trust hereby appoints the Manager to act as
manager of the Trust and administrator of its business affairs for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided. The Manager may enter into an agreement, with one or more sub-advisers (each, a "Sub-Adviser") pursuant to which each Sub-Adviser shall furnish to the Trust on behalf of one or more Series the investment advisory services specified therein in connection with the management of the Trust. Any such agreements shall be in the form attached as Appendix B, shall pertain to the Series listed therein, and are hereinafter referred to collectively as the "Sub-Advisory Agreement." The Manager will continue to have responsibility for all investment advisory services furnished pursuant to the Sub-Advisory Agreement.

	2.	Subject to the supervision of the Trustees of
the Trust, the Manager shall administer the Trust's business affairs and, in connection therewith, shall furnish the Trust with office facilities and with clerical, bookkeeping and recordkeeping services at such office facilities and, subject to Paragraph 1 hereof and the Sub-Advisory
Agreement, the Manager shall manage the investment operations of each Series of the Trust and the composition of the portfolio of each Series, including the purchase, retention and disposition thereof, in accordance with the Trust's investment objectives, policies and restrictions of each such Series as stated in the Prospectus (hereinafter defined) and subject to the following understandings:

	(a)	The Manager shall provide supervision of each
Series' investments and determine from time to time what investments or securities will be purchased, retained, sold or loaned by each Series of the Trust, and what portion of the assets will be invested or held uninvested as cash.

	(b)	The Manager, in the performance of its duties
and obligations under this Agreement, shall act in conformity with the Declaration of Trust, By-Laws and Prospectus (hereinafter defined) of the Trust and with the instructions and directions of the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

	(c)	The Manager shall determine the securities to be
purchased or sold by each Series of the Trust and will place orders pursuant to its determinations with or through such persons, brokers, dealers in conformity with the policy with respect to brokerage as set forth in the Trust's
Registration Statement and Prospectus (hereinafter defined) or as the Trustees may direct from time to time. In providing the Trust with investment supervision, it is recognized that the Manager will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Manager may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Manager may be a party. It is also understood that it is desirable for the Trust that the Manager have access to supplemental investment and market research and security and economic analysis provided by brokers and that such brokers may execute brokerage transactions at a higher cost to the Trust than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Manager is authorized to pay higher brokerage commissions for the purchase and sale of securities for each series of the Trust to brokers who provide such research and analysis, subject to review by the Trust's Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such broker may be useful to the Manager in connection with its services to other clients.

	On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Trust (and each Series of the Trust) as well as other clients of the Manager or the one or more Sub-Advisers, if any, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust (and each such Series of the Trust) and to such other clients.

	(d)	The Manager shall maintain all books and records
with respect to the Trust's portfolio transactions and shall render to the Trust's Trustees such periodic and special reports as the Trustees may reasonably request.

	(e)	The Manager shall be responsible for the
financial and accounting records to be maintained by the Trust (including those being maintained by the Trust's
Custodian).

	(f)	The investment management services of the
Manager to the Trust under this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar services to others.

	3.	The Trust has delivered to the Manager copies of
each of the following documents and will deliver to it all future amendments and supplements, if any:

	(a)	Certificate of Trust of the Trust, as filed with
the Secretary of State of Delaware, and Declaration of Trust of the Trust (such Certificate of Trust and Declaration of Trust, as in effect on the date hereof and as amended from time to time, are herein called the "Certificate of Trust" and "Declaration of Trust," respectively);

	(b)	By-Laws of the Trust (such By-Laws, as in effect
on the date hereof and as amended from time to time, are herein called the "By-Laws");

	(c)	Certified resolutions of the Trustees of the
Trust authorizing the appointment of the Manager and approving the form of this Agreement;

	(d)	Registration Statement under the 1940 Act and
the Securities Act of 1933, as amended, on Form N-lA (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") relating to the Trust and shares of beneficial interest of the Trust and all amendments thereto;

	(e)	Notification of Registration of the Trust under
the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto; and

	(f)	Prospectus of the Trust (such Prospectus and
Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus").

	4.	The Manager shall authorize and permit any of
its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected. All services to be furnished by the Manager under this Agreement may be furnished through the medium of any such directors, officers or employees of the Manager.

	5.	The Manager shall keep the Trust's books and
records required to be maintained by it pursuant to Paragraph 2 hereof. The Manager agrees that all records which it maintains for the Trust are the property of the Trust and it will surrender promptly to the Trust any such records upon the Trust's request, provided however that the Manager may retain a copy of such records. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Manager pursuant to Paragraph 2 hereof.

	6.	During the term of this Agreement, the Manager
shall pay the following expenses:

	(i) the salaries and expenses of all personnel of the Trust and the Manager except the fees and expenses of Trustees who are not affiliated persons of the Manager or the Trust's investment adviser,

	(ii) all expenses incurred by the Manager or by the Trust in connection with managing the ordinary course of the Trust's business other than those assumed by the Trust herein,

	(iii)  the costs and expenses payable to the
Sub-Advisers, if any, pursuant to the Sub-Advisory
Agreement, and

	(iv) the fee of the Trust's Administrator that relates to the performance of certain administrative services necessary for the Trust's operations.

	The Trust assumes and will pay the expenses described below:

	(a)	the fees and expenses incurred by each Series of
the Trust in connection with the management of the investment and reinvestment of the assets of each Series,

	(b)	the fees and expenses of Trustees who are not
affiliated persons of the Manager or any Sub-Adviser,

	(c)	the fees and expenses of the Custodian that
relate to (i) the custodial function and the recordkeeping connected therewith, (ii) preparing and maintaining the general accounting records of the Trust and the providing of any such records to the Manager useful to the Manager in connection with the Manager's responsibility for the accounting records of the Trust pursuant to Section 31 of the 1940 Act and the rules promulgated thereunder, (iii) the pricing of the shares of each Series of the Trust, including the costs of any pricing service or services which may be retained pursuant to the authorization of the Trustees of the Trust, and (iv) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Trust's securities,

	(d)	the fees and expenses of the Trust's Transfer
and Dividend Disbursing Agent, which may be the Custodian, that relate to the maintenance of each shareholder account,

	(e)	the charges and expenses of legal counsel and
independent accountants for the Trust,

	(f)	brokers' commissions and any issue or transfer
taxes chargeable to each Series of the Trust in connection with its securities,

	(g)	all taxes and business fees payable by the Trust
to federal, state or other governmental agencies,

	(h)	the fees of any trade associations of which the
Trust may be a member,

	(i)	the cost of share certificates representing,
and/or non-negotiable share deposit receipts evidencing, shares of each Series of the Trust, if any,

	(j)	the cost of fidelity, trustees and officers and
errors and omissions insurance,

	(k)	the fees and expenses involved in registering
and maintaining registration of the Trust and of its shares with the Securities and Exchange Commission, registering the Trust as a broker or dealer and qualifying its shares under state securities laws, including the preparation and printing of the Trust's registration statements, prospectuses and statements of additional information for filing under federal and state securities laws for such purposes,

	(l)	allocable communications expenses with respect
to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports to shareholders in the amount necessary for distribution to the shareholders,

	(m)	litigation and indemnification expenses and
other extraordinary expenses not incurred in the ordinary course of the Trust's business, and

	(n)	any expenses assumed by the Trust pursuant to a
Plan of Distribution adopted in conformity with Rule 12b-1 under the 1940 Act, if any.

	7.	In the event the expenses of the Trust for any
fiscal year (including the fees payable to the Manager but excluding interest, taxes, brokerage commissions, distribution fees and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business) exceed the lowest applicable annual expense limitation established and enforced pursuant to the statute or regulations of any jurisdictions in which shares of the Trust are then qualified for offer and sale, the compensation due the Manager will be reduced by the amount of such excess.

	8.	For the services provided and the expenses
assumed pursuant to this Agreement, the Trust will pay to the Manager as full compensation therefor a fee calculated as a specified percentage of the average daily net asset value of each Series. Such fee, which will be computed daily and paid monthly, shall be calculated at the annual percentage rate set forth for the particular Series in Appendix C to this Agreement. Any reduction in the fee payable and any payment by the Manager to the Trust pursuant to paragraph 7 shall be made monthly. Any such reductions or payments are subject to readjustment during the year.
The fee payable to the Manager with respect to each Series of the Trust shall be paid solely out of each such Series' assets, and no Series shall be responsible for the payment of a management fee calculated for or attributable to another Series.

	9.	The Manager shall not be liable for any error of
judgment or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

	10.	This Agreement shall continue in effect for a
period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually with respect to each Series in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated with respect to any Series by the Trust at any time, without the payment of any penalty, by the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Series, or by the Manager at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

	11.	Nothing in this Agreement shall limit or
restrict the right of any director, officer or employee of the Manager who may also be a Trustee, officer or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Manager to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

	12.	Except as otherwise provided herein or
authorized by the Trustees of the Trust from time to time, the Manager shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

	13.	During the term of this Agreement, the Trust
agrees to furnish the Manager at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Trust or the public, which refer in any way to the Manager, prior to use thereof and not to use such material if the Manager reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Trust will continue to furnish to the Manager copies of any of the above mentioned materials which refer in any way to the Manager. Sales literature may be furnished to the Manager hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery. The Trust shall furnish or otherwise make available to the Manager such other information relating to the business affairs of the Trust as the Manager at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

	14.	This Agreement may be amended by mutual consent,
but the consent of each Series of the Trust must be obtained in conformity with the requirements of the 1940 Act.

	15.	Any notice or other communication required to be
given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid,
(1) to the Manager at One Corporate Center, Rye, New York 10580-1434, Attention: Secretary; or (2) to the Trust at
One Corporate Center, Rye, New York, 10580-1434, Attention:
President.

	16.	This Agreement shall be governed by and
construed in accordance with the laws of the State of New
York.

	17.	The Trust may use the name "The Gabelli Money
Market Funds" and the Trust and each of its Series may use any name including the word "Gabelli" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Manager's business as Manager or any extension, renewal or amendment thereof, or for so long as the Manager is responsible for the portfolio management and administrative services of the Trust. At such time as such an agreement shall no longer be in effect, or at such time when the Manager ceases to be responsible for the portfolio management and administration services of the Trust, the Trust and each Series will (to the extent that it lawfully can) cease to use the name "Gabelli" or any other name indicating that the Trust or any Series is advised by, managed by or otherwise connected with the Manager, or any organization which shall have so succeeded to such businesses, unless the Manager otherwise consents in writing.



	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

	THE GABELLI MONEY MARKET FUNDS


	By /s/ Bruce N. Alpert


	GABELLI FUNDS, INC.


	By /s/ J. Hamilton Crawford



APPENDIX A

	Series Covered by Fund Management Agreement


	The Gabelli U.S. Treasury Money Market Fund



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